SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

RESOURCE EXCHANGE OF AMERICA CORP.

 (Exact name of registrant as specified in its charter)

Florida	333-157565	26-4065800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
27 Fletcher Ave. Sarasota, FL 34237
(Address of principal executive offices)
941-312-0330
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Joint Venture Agreement

On May 11, 2010, Resource Exchange of America Corp. (the “Company”), through its wholly owned subsidiary, Asset Recovery of America, LLC (“ARA”), entered into a definitive Joint Venture Agreement (“Joint Venture Agreement”) with Harry’s Haul, LLC. (“HHL”).

Under the terms of the Joint Venture, the Company has agreed to provide all financing and administrative services necessary for HHL to conduct all demolition operations associated with each project. The gross profits shall be split equally between the Company and HHL.

The foregoing summary description of the terms of the Joint Venture Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of each of the Joint Venture Agreement, reference is made to such agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “anticipate”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Venture Agreement between Resource Exchange of America Corp. and Harry’s Haul, LLC dated May 11, 2010

21.1	List of Subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE EXCHANGE OF AMERICA CORP.
Date: May 11, 2010	By:	/s/ Dana J. Pekas
Dana J. Pekas
Chief Executive Officer & President